Exhibit 99.2

AxoGen, Inc. Signs Agreement with Oberland Capital

Company will use funds to retire existing PDL royalty agreement.

Reduced annual debt payments will provide cash flow to support sales & marketing growth strategies.

ALACHUA, FL — November 13, 2014 — AxoGen, Inc. (NASDAQ: AXGN), a leading medical technology company focused on the peripheral nerve repair market, has entered into a $28.55 million financing agreement with Three Peaks Capital S.a.r.l., an indirect wholly-owned subsidiary of Oberland Capital Healthcare Master Fund LP (collectively “Oberland”). The financing from Oberland, along with $1.75 million in capital from the Company, enables AxoGen to retire the Company’s royalty agreement with PDL BioPharma, Inc. and substantially reduces AxoGen’s future annual debt payments.

“Our agreement with Oberland is a transformational event for AxoGen,” said Bob Johnston, Chief Financial Officer.  “The agreement allows us to retire our previous royalty contract and reduce our annual debt payments by several million dollars, freeing cash flow to support sales and marketing growth strategies.  In addition, as part of this arrangement, Oberland has taken an equity position in our Company further validating their confidence in AxoGen’s growth potential.”

Under the terms of the agreement, AxoGen received a six year Term Loan of $25 million with interest only payments due quarterly and a final principal payment due at the end of the six year term.  The interest rate at closing is 10% which is calculated at 9% plus the greater of LIBOR or 1%.  From April 1, 2016 to June 29, 2016, the Company has the option to draw an additional $7 million at the same terms subject to the Company meeting certain conditions.

In addition, AxoGen has entered into a 10 year Revenue Interest Agreement with Oberland with a royalty rate of 3.75% of the Company’s revenues up to a maximum of $30 million in revenue during any 12 month period.  The Company has the option to prepay, at any time, in whole or in part, the Term Loan and the Revenue Interest Agreement.

In connection with the transaction, the Company also sold 1,375,969 shares of AxoGen common stock to Oberland for $3.55 million.  Under a separate agreement, the Company also issued 643,382 shares of AxoGen common stock to PDL BioPharma for approximately $1.75 million.  At closing, AxoGen has 19,487,530 common shares outstanding.

Conference Call

The Company will host a conference call and webcast for the investment community on Thursday, November 13, 2014 at 4:30 PM ET.  Investors within the United States interested in participating are invited to call 1-877-407-0993.  All other participants can use the dial-in number 1-201-689-8795.  To access the webcast, please visit http://ir.axogeninc.com/. Following the conference call, a replay will be available on the Company’s website at www.AxoGenInc.com, under ‘Investors.’

About AxoGen, Inc.

AxoGen (NASDAQ: AXGN) is a leading medical technology company dedicated to peripheral nerve repair. AxoGen’s portfolio of regenerative medicine products is available in the United States, Canada and several European countries and includes Avance® Nerve Graft, the only off-the-shelf commercially available processed nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments.

Avance® Nerve Graft is processed in the United States by AxoGen. AxoGuard® Nerve Connector and AxoGuard® Nerve Protector are manufactured in the United States by Cook Biotech Incorporated, and are distributed exclusively by AxoGen. AxoGen maintains its corporate offices in Alachua, Florida and is the parent of its wholly owned operating subsidiary, AxoGen Corporation.

Cautionary Statement Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “continue”, “may”, “should”, “will” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our product development and product potential. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen’s business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

AxoGen, Inc.

Lee Robert “Bob” Johnston, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

EVC Group

Bob Jones/Michael Polyviou — Investor Relations

646.201.5447/212.850.6020

bjones@evcgroup.com; mpolyviou@evcgroup.com